LFTD Partners Inc. (OTCQB: AQSP) Announces Letter of Intent to Acquire Fresh Farms E-Liquid, LLC

JACKSONVILLE, FL, September 2, 2021 (GLOBE NEWSWIRE) — LFTD Partners Inc., formerly known as Acquired Sales Corp. (OTCQB: AQSP) (www.LFTDPartners.com), today announced that it has signed a letter of intent to acquire 100% of the ownership interests of Fresh Farms E-Liquid, LLC, Fountain Valley, California (“Fresh Farms”), including its e-liquid brands Fresh Farms (www.FreshFarmsEliquid.com) and Fruitia, hemp-derived delta-8-THC and delta-10-THC brand HAPPI, and tobacco-free nicotine e-liquid brand JUS, and Fresh Farms’ 80% interest in Lift Brands North America LLC (www.LiftCBD.com).

The letter of intent contemplates an aggregate merger consideration payable by AQSP to the owners of Fresh Farms consisting of $14,166,666 in cash, plus 7,083,334 shares of AQSP's unregistered common stock valued at $31,450,003 based upon the $4.44 closing price per share of AQSP common stock on September 1, 2021, for an aggregate merger consideration of $45,616,669.

Pursuant to the terms of the letter of intent, AQSP’s planned acquisition of Fresh Farms is subject to a number of conditions, including but not limited to completion of an acceptable due diligence investigation and audit of Fresh Farms, completion of a capital raise of at least $50 million by AQSP, execution of definitive acquisition documents, receipt of a tax opinion on the Fresh Farms merger, obtaining all necessary approvals, and the completion of all necessary securities filings. The acquisition will not close unless all of these conditions are met, which cannot be guaranteed to occur.

Co-founded in 2018 by Anthony J. Devincentis, Jakob M. Audino, Forrest F. Town and John Z. Petti, Fresh Farms was born out of a desire to make premium products available to every person looking for alternatives to traditional tobacco. Based in sunny Southern California, Fresh Farms’ portfolio includes Premarket Tobacco Application (“PMTA”)-submitted e-liquid brands Fresh Farms and Fruitia, JUS tobacco-free nicotine vapor products, and premium delta-8-THC and delta-10-THC brand HAPPI. Fresh Farms’ products are available for sale throughout the USA, around the world, and online at www.FreshFarmsEliquid.com. Fresh Farms also owns 80% of CBD and CBN product manufacturer Lift Brands North America LLC (www.LiftCBD.com).

If the transaction closes, Fresh Farms will operate as a wholly owned subsidiary of LFTD Partners Inc. Anthony J. Devincentis, Jakob M. Audino, Forrest F. Town and John Z. Petti, co-founders and co-owners of Fresh Farms, will continue to serve as the CEO, Sales Manager, Director of Sales, and as a member of the Board of Directors of Fresh Farms and as a consultant to Fresh Farms, respectively, under multi-year employment agreements, and Anthony J. Devincentis will join AQSP’s internal executive steering committee.

Fresh Farms’ CEO and Co-Founder Anthony J. Devincentis stated, “You are witnessing the gathering of the leading players in the hemp-derived products, e-liquid, and vape industries under one roof: LFTD Partners Inc. When we were approached by Chris Wheeler, CEO of Savage Enterprises, about partnering with Savage and Lifted Made in LFTD Partners, and we heard about LFTD Partners’ decentralized, entrepreneur-led format, we knew that we wanted to be a part of this. It’s great to have the opportunity to join such like-minded entrepreneurs to build LFTD Partners Inc. From Day 1, the Fresh Farms team has worked tirelessly to achieve our goals, and that effort continues to bear fruit. So far this year, subject to audit, Fresh Farms has already doubled its 2020 sales revenue – up from $8 million in 2020 to over $17 million year-to-date in 2021, including approximately $3.4 million in August alone. And, Fresh Farms’ unaudited year-to-date 2021 pre-tax profit is approximately $7 million. The idea of combining our talents and strong numbers with Lifted’s and Savage’s, in a public company, is exciting. We couldn’t be more excited about partnering with LFTD Partners Inc., Lifted Made and Savage Enterprises.”

Nicholas S. Warrender, co-founder, Vice Chairman and Chief Operating Officer of AQSP, and the CEO of AQSP’s subsidiary Lifted Made, commented, “We are thrilled to enter into this letter of intent with Fresh Farms. Once our planned mergers with Fresh Farms and Savage Enterprises close, Lifted Made, Fresh Farms and Savage Enterprises should be able to help each other grow faster and more profitably, by lowering costs of goods through combined buying power, by introducing new sales channels, by collaborating on innovative new products, and by internalizing manufacturing.”

Christopher G. Wheeler, co-founder, co-owner and CEO of Savage Enterprises, stated, “I am beyond excited to be partnering up with the guys at Fresh Farms. I remember meeting them three years ago at a trade show in Las Vegas, in a tiny booth with hopes and dreams, and to see it come to fruition and to become one of the biggest players in the space has been amazing to watch. Fresh Farms has a sales and marketing team like no other and they outsource their manufacturing, so once Savage Enterprises and Fresh Farms have merged into AQSP, my goal is to help Fresh Farms bring their cost of goods down being that Savage Enterprises and Lifted Made are both manufacturers. I think this deal is a very strong signal to our industry – consolidation is happening both privately and on the public market – be careful not to get left behind or join the wrong people. With veteran consolidator Gerry Jacobs and his son Jake guiding AQSP in the public markets, along with Savage Enterprises, Lifted Made, and Fresh Farms navigating the industry once our mergers are completed, we expect to put up some extremely impressive numbers.”

Matt Winters, co-founder, co-owner, and President and CFO of Savage, stated, “By combining Lifted Made, Savage Enterprises, and Fresh Farms under the same umbrella of LFTD Partners Inc., we plan to create a powerhouse of product innovation, manufacturing, sales and distribution. Our group expects to continue to lead ‘what’s next’ in product launches. Culturally, it couldn’t be a better fit between the three companies!”

William C. “Jake” Jacobs, CPA, President and CFO of both Lifted Made and AQSP, said, “We couldn’t be more excited to welcome the great team of Fresh Farms and Savage Enterprises into LFTD Partners Inc. Assuming that our planned mergers both close, we are confident that our subsidiary Lifted Made, combined with Fresh Farms and Savage, will be a leader in new product launches, with robust distribution nationally, and with a product portfolio that is significantly more diversified across numerous hemp-derived cannabinoid products, tobacco-free nicotine e-liquid, vapes, kratom, kava, and other products than we are currently.”

Gerard M. Jacobs, CEO of LFTD Partners Inc., said, “My prior experience leading the consolidation of the U.S. scrap metal industry as the CEO of Metal Management Inc. — where we closed about 37 acquisitions in five years — has convinced me that the key to the success of AQSP will be identifying and merging only with rapidly growing and profitable companies in our industry, as we are very focused on deals that we expect will be accretive to AQSP’s earnings per share. Assuming that our mergers with Savage Enterprises and Fresh Farms close, those two companies and our subsidiary Lifted Made appear to be currently generating enough free cash flow that it may be possible for LFTD Partners Inc. to raise some of the cash portion of the merger consideration for those mergers in the form of debt, in order to minimize the shareholder dilution otherwise associated with the closing of those mergers.”

About Lifted Made and LFTD Partners Inc., Formerly Known as Acquired Sales Corp.

Lifted Made was founded in 2014 by CEO Nicholas S. Warrender. Lifted Made is a leading manufacturer of hemp and hemp-derived products. Urb Finest Flowers is Lifted Made’s flagship, award-winning brand. In February 2020, Lifted Made became a wholly-owned subsidiary of publicly traded LFTD Partners Inc., formerly known as Acquired Sales Corp. (OTCQB ticker symbol AQSP). Lifted Made’s products can be purchased online at www.LiftedMade.com.

LFTD Partners Inc., formerly known as Acquired Sales Corp. (OTCQB ticker symbol AQSP) is focused upon acquiring rapidly growing companies that manufacture and sell branded products containing hemp-derived cannabinoids (e.g. delta-8-THC, delta-9-THC, delta-10-THC, THCV, THCO, CBDA, CBC, CBG, CBN, CBD), e-liquid, disposable nicotine vapes, kratom and kava products. In February 2020, AQSP acquired 100% of Warrender Enterprise Inc. d/b/a Lifted Made (formerly d/b/a Lifted Liquids) (www.LiftedMade.com), now located in Kenosha, Wisconsin. Lifted Made has a 50% membership interest in SmplyLifted LLC, which sells tobacco-free nicotine pouches under the brand name FR3SH (www.GETFR3SH.com). AQSP also owns 4.99% of CBD-infused beverage and products maker Ablis Holding Company (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com), all located in Bend, Oregon. AQSP has also signed a letter of intent to acquire Savage Enterprises, owner of award-winning hemp-derived products brand DeltaFX (www.DeltaEffex.com) and CBD brand Savage CBD (www.SavageCBD.com), and to enter the California marijuana industry by purchasing Premier Greens LLC and MKRC Holdings, LLC, the closing of which transactions are subject to a number of contingencies. Please read AQSP's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Learn more by subscribing to our newsletters at www.LiftedMade.com and www.LFTDPartners.com.

About Fresh Farms E-Liquid, LLC

Born out of a desire to make premium products available to every person looking for alternatives to traditional tobacco, Fresh Farms leads by example. Based in sunny Southern California, its portfolio includes the premium vapor products Fresh Farms and Fruitia, JUS tobacco-free nicotine vapor products, and HAPPI premium delta-8-THC and delta-10-THC products. Fresh Farms also owns 80% of CBD and CBN product manufacturer Lift Brands North America LLC. Products are available in all 50 states and around the world. Life is an adventure. Enjoy the journey. More information is available at www.FreshFarmsELiquid.com and www.LiftCBD.com.

Cautionary Note Regarding Forward-Looking Statements Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the growth and profitability strategies, and future products and plans of Fresh Farms E-Liquid, LLC, Lifted Made, Savage Enterprises, LFTD Partners Inc., formerly known as Acquired Sales Corp., and related entities. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the actual results of these companies’ operations or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. These companies undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.’s filings with the Securities and Exchange Commission.

CONTACTS:

LFTD Partners Inc., Formerly Known as Acquired Sales Corp.
Attn: William C. “Jake” Jacobs, President and CFO
Phone: 847-400-7660
Email: JakeJacobs@AcquiredSalesCorp.com
Website: www.AcquiredSalesCorp.com

Lifted Made
Attn: Nicholas S. Warrender, CEO
Phone: 224-577-8148
Email: CEO@LiftedMade.com
Website: www.LiftedMade.com

Fresh Farms E-Liquid, LLC

Attn: Patrick Taylor, CMO

Phone: 800-251-2995

Email: patrick@freshfarmseliquid.com

Website: www.FreshFarmsELiquid.com

Savage Enterprises
Attn: Brittany Warner
Phone: 714-612-1091
Email: Bwarner@savageenterprises.com
Website: www.SavageEnterprises.com